                                                                   Exhibit 99



[ENGINEERED SUPPORT SYSTEMS, INC. logo]
                      -------------------------------------------------------
                               201 Evans Lane  o  St. Louis, MO 63121-1126



For more information, contact:                           August 30, 2005
Gary C. Gerhardt
(314) 553-4982


                             ENGINEERED SUPPORT
                   ANNOUNCES RECORD THIRD QUARTER RESULTS;
                        AFFIRMS RECORD 2005 FORECAST;
             PROVIDES PRELIMINARY FISCAL 2006 EARNINGS GUIDANCE

     o    QUARTERLY REVENUES UP 17% TO A RECORD $258.7 MILLION

     o QUARTERLY NET EARNINGS FROM CONTINUING OPERATIONS INCREASE 10% TO $22.6 MILLION

     o    THIRD QUARTER EPS FROM CONTINUING OPERATIONS OF $.52 VS. $.49 IN
          2004

     o AFFIRMS RECORD 2005 FORECAST - EPS OF $2.00 TO $2.03 ON REVENUES OF $1.02 BILLION TO $1.05 BILLION

     o    FISCAL 2006 EPS FORECASTED AT $2.20 - $2.30 ON SIGNIFICANT REVENUE
          GROWTH


ST. LOUIS, MO. - AUGUST 30, 2005 - ENGINEERED SUPPORT SYSTEMS, INC. (Nasdaq:
EASI) reported record quarterly net revenues of $258.7 million for the quarter ended July 31, 2005, an increase of 17% compared to the third quarter of last year. Net earnings from continuing operations of $22.6 million, or $.52 per diluted share, for the third quarter of 2005 compared favorably to the $20.5 million, or $.49 per diluted share, for the third quarter last year. The current quarter included the post-acquisition results of the Company's three most recently completed acquisitions; however, quarterly revenues and earnings continued to be negatively impacted by temporary production delays on one of the Company's major defense programs, the Deployable Power Generation and Distribution System (DPGDS), as reported earlier this year, according to GERALD A. POTTHOFF, VICE CHAIRMAN AND CEO.

Third quarter operating income from continuing operations of $37.1 million increased 11% from $33.4 million reported for the third quarter of the prior year. As a percentage of net revenues, operating income from continuing operations was 14.3% for the most recently completed quarter as compared to 15.0% for the third quarter of fiscal 2004. It should be noted that operating income from continuing operations for the third quarter of the prior year included a loss on fixed asset sales totaling $1.3 million. Earnings before interest, income taxes, depreciation and amortization (EBITDA) for the current quarter rose 16% to $42.1 million, or to 16.3% of net revenues, as compared to the same period of the prior year.

Quarterly net revenue growth resulted from overall increases at existing business units with more recently acquired subsidiaries, Prospective Computer Analysts (PCA), Spacelink International LLC

(Spacelink) and Mobilized Systems, Inc., or MSI, (acquired effective May 1,
2005), adding a combined $29 million of incremental revenues during the third quarter of 2005. Organic revenue growth accounted for the remainder of the quarter-over-quarter increase.

Net income from continuing operations for the third quarter advanced 10% to $22.6 million (8.7% of net revenues) compared to $20.5 million (9.2% of net revenues) for the third quarter last year. Comparatively lower profit contributions during the most recently completed quarter related to the temporarily delayed DPGDS program and other completed projects were largely offset by increased work in several of the Company's other existing business areas as well as recent acquisitions.

The third quarter's financial results continued to reflect the impact of production delays on the DPGDS program, a large, mobile power generation system used by military forces deployed around the globe. Extensive reliability testing of the primary power units, a key component of the DPGDS, recently concluded successfully at Eglin Air Force Base, and the Company is awaiting its customer's detailed report on the findings. While a manufacturing "stop work order" on the primary power units remains in force, Company management expect the results of the reliability testing to be favorable and that production of the primary power units will resume prior to the end of its fiscal year end on October 31, 2005.

Potthoff stated, "Our third quarter results reflect overall solid revenue growth in several areas of our business including vehicle uparmor and telecommunications support; however, the temporary stoppage of DPGDS production work continued to negatively affect our reported revenue and earnings levels for the current period. In addition, overall organic revenue growth in the third quarter was impacted by the wind down of certain large production programs such as Tunner and MSTAR which were in full swing at this time last year. Contributions from recently completed acquisitions accounted for the majority of our quarterly increase in net revenues for the third quarter and added nicely to operating earnings for the period."

Free cash flow (net cash provided by continuing operations less capital expenditures) totaled $27.6 million during the third quarter, bringing the year-to-date total to $51.6 million driven by solid earnings and favorable working capital trends. The Company continues to expect free cash flow of approximately $75 million for the entire year, despite the temporary impact of the DPGDS contract. During the third quarter a total of $15.7 million in cash was used to fund the MSI acquisition, which was provided from available funds. Net debt totaled $76.2 million at the end of the third quarter yielding a debt-to-equity ratio of 0.17-to-1 indicating ample borrowing capacity available to fund future business growth opportunities.

For the first nine months of 2005, net income from continuing operations totaled a record $63.3 million, or $1.47 per diluted share, compared to $54.6 million, or $1.31 per diluted share, for the first nine months of 2004. Net revenues for the first nine months of 2005 increased 21% to a record $756.0 million compared to $627.3 million for the corresponding period in the prior year.

BUSINESS SEGMENT RESULTS

For the third quarter, the Support Systems segment reported net revenues of $133.0 million compared to $134.9 million (prior to the elimination of inter-segment revenues in each period) for the third quarter in the prior year, a slight decrease. Net revenues for the segment reflected additional work on several Support Systems programs during the recently completed quarter including the refurbishment of M1000 Heavy Equipment Transporters and intersegment revenues for the production of vehicle add-on armor kits. Offsetting these increases were lower revenues on the Tunner 60-K Aircraft Cargo Loader (Tunner) as the production phase of this long-term program wound down during the recently completed quarter as well as significantly reduced deliveries of MSTAR perimeter security systems as a large base security subcontract with Northrop Grumman was completed late last fiscal year. The inclusion of the post-acquisition revenues for MSI and PCA contributed $9.4 million in net revenues during the third quarter of 2005.

Third quarter 2005 operating income for the Support Systems segment declined to $21.4 million (16.1% of segment net revenues) compared to $24.3 million (18.0% of segment net revenues) for the third quarter of last year. The slight drop in revenues and the change in business mix away from certain relatively higher margin production programs such as Tunner and MSTAR led to the overall lower operating performance for the Support Systems segment. Intercompany production work performed by various Support Systems business units on behalf of the Support Services segment typically carries a lower profit margin than work performed for external customers. The inclusion of MSI and PCA's results also contributed to segment operating income during the third quarter of 2005.

Net revenues of the Support Services segment for the third quarter of 2005 increased 51.0% to $154.8 million compared to $102.6 million (prior to the elimination of inter-segment revenues in each period) for the third quarter of the prior year due both to overall organic growth and the acquisition of Spacelink. Additional satellite communications support business and the expansion of vehicle add-on armor kit activities in the most recently completed quarter were partially offset by relatively lower revenues on the DPGDS program compared to the third quarter of the prior year. The inclusion of post-acquisition net revenues for Spacelink accounted for $19.8 million of the quarter-over-quarter increase for the Support Services segment.

Third quarter operating income for the Support Services segment was $15.6 million (10.1% of segment net revenues) compared to $9.1 million (8.9% of segment net revenues) for the third quarter of last year. Services segment profit margins for the recently completed quarter increased over the third quarter of the prior year due to a more favorable contract mix given the above-noted increases in satellite communications support and vehicle add-on armor kit work plus the addition of the Spacelink business. Segment operating profit for the third quarter was negatively impacted as a result of the temporary production delays on the DPGDS program as compared to the corresponding period in the prior year.

AFFIRMATION OF 2005 OUTLOOK

As a result of the foregoing, the Company continues to forecast consolidated net revenues for the full fiscal year 2005 of between $1.02 billion and $1.05 billion. Net earnings from continuing operations are expected to be in the range of $2.00 to $2.03 per fully diluted share. These forecasted levels of net revenues and earnings are consistent with the Company's guidance provided at the end of its second quarter this year.

"As stated previously, our financial performance for the second half of 2005 continues to be negatively impacted by the temporary production delays on the DPGDS program," Potthoff stated.

"We believe that the recently completed reliability testing was very successful and showed remarkably improved performance of our primary power units. We expect the stop-work order to be lifted within the coming weeks and that we will return to full rate production on the program at our West Plains facility before the end of this fiscal year. Meanwhile, the remainder of our business is operating quite well which will allow us to wrap up the year by posting record revenue and earnings levels for the thirteenth successive year."

ENTERED ORDERS AND BACKLOG

For the first nine months of 2005 entered orders totaled $717 million, resulting in a quarter-end funded contract backlog of $613 million. Due to a series of recent multi-year contract awards, total backlog including primarily unfunded options on long-term contracts rose to a record of nearly $2.3 billion at July 31, 2005. Subject to the timing of order receipt on the DPGDS program, the Company continues to target fiscal 2005 entered orders of approximately $1.1 billion with a strong fourth quarter anticipated.

PRELIMINARY OUTLOOK FOR 2006

Based upon its initial forecasts for 2006, Engineered Support expects net revenues of between $1.2 billion and $1.25 billion - growth of 14% to 22% above current year levels. This level of business is expected to provide diluted earnings per share from continuing operations of $2.20 to $2.30 - an increase of 8% to 15% compared to the 2005 forecast. These forecasted results exclude any financial impact related to potential acquisitions, several of which the Company continues to actively pursue. This guidance assumes the return of the DPDGS program to full rate production by the end of 2005.

"Despite the temporary difficulties on the DPGDS program, clearly 2005 has been an outstanding year of business growth for Engineered Support. The completion of three synergistic acquisitions, several exciting new multi-year program wins, heightened customer demand and the strong likelihood for continued supplemental defense funding have all combined to enable us to achieve record levels of financial performance with enhanced future business growth prospects. We seek to increasingly leverage our solid market positioning and extensive capabilities to support an evolving military force fighting the Global War on Terror. Our vision statement `Providing Advanced Sustainment Solutions to Those who Serve in a Changing World' remains our primary focus. We foresee a robust market for the types of sustainment products and logistics services that we offer and we are currently pursing several attractive new business opportunities. We look forward to discussing certain of these possibilities more fully during our conference call later this morning," concluded Potthoff.

In conjunction with this release, Engineered Support Systems will host a conference call which will be simulcast over the Internet. Gerald A. Potthoff, Vice Chairman and CEO, Gary C. Gerhardt, Vice Chairman and CFO, and Daniel A. Rodrigues, President and COO will host the call, which is scheduled for today, August 30, 2005 at 11 a.m. EDT. Listeners can access the conference call live via the Company's website at www.engineeredsupport.com. The webcast will be archived online available one hour after completion of the call.

Engineered Support Systems, Inc. designs, manufactures and supplies integrated military electronics, support equipment and technical and logistics services for all branches of America's armed forces and certain foreign militaries, homeland security forces and selected government and intelligence agencies. The Company also produces specialized equipment and systems for commercial and industrial applications.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement. Important factors which could cause the Company's actual results to differ materially from those projected in, or inferred by, forward-looking statements include, but are not limited to, the following: the decision of any of the Company's key customers, including the U.S. government, to reduce or terminate orders with the Company; cutbacks in defense spending by the U.S. government; increased competition in the Company's markets; the Company's ability to achieve and integrate acquisitions; and other risks discussed in the Company's reports filed with the Securities and Exchange Commission from time to time.

                                               ENGINEERED SUPPORT SYSTEMS, INC.
                                                   SUMMARY FINANCIAL DATA
                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                        (UNAUDITED)

                                                           THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                                 JULY 31                                 JULY 31
                                                      ----------------------------            ----------------------------
                                                        2005                2004                2005                2004
                                                        ----                ----                ----                ----

Net Revenues from Continuing Operations               $258,735            $221,991            $756,036            $627,257
                                                      ========            ========            ========            ========

EBITDA From Continuing Operations*                    $ 42,116            $ 36,236            $116,723            $ 99,176

Depreciation and Amortization                            5,034               2,833              13,374               9,534
                                                      --------            --------            --------            --------

Operating Income from Continuing
   Operations                                           37,082              33,403             103,349              89,642

Net Interest Expense                                       687                  61               1,303                 908

Income Tax Provision                                    13,831              12,836              38,778              34,162
                                                      --------            --------            --------            --------

Net Income from Continuing Operations                   22,564              20,506              63,268              54,572

Net Loss on Discontinued Operations                          -                   -               1,048                   -
                                                      --------            --------            --------            --------

Net Income                                            $ 22,564            $ 20,506            $ 62,220            $ 54,572
                                                      ========            ========            ========            ========

Basic Earnings per Share:
   Continuing Operations                              $   0.54            $   0.52            $   1.54            $   1.41
   Discontinued Operations                                   -                   -               (0.03)                  -
                                                      --------            --------            --------            --------
   Total                                              $   0.54            $   0.52            $   1.51            $   1.41
                                                      ========            ========            ========            ========

Diluted Earnings per Share:
   Continuing Operations                              $   0.52            $   0.49            $   1.47            $   1.31
   Discontinued Operations                                   -                   -               (0.03)                  -
                                                      --------            --------            --------            --------
   Total                                              $   0.52            $   0.49            $   1.44            $   1.31
                                                      ========            ========            ========            ========

* Earnings before interest, income taxes, depreciation and amortization.

(1) All share and per share amounts have been adjusted to reflect a 3-for-2 stock split as of April 15, 2005.

                                           ENGINEERED SUPPORT SYSTEMS, INC.
                                               SUMMARY FINANCIAL DATA
                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                    (UNAUDITED)

                                                         THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                               JULY 31                            JULY 31
                                                     --------------------------          --------------------------
                                                       2005              2004              2005              2004
                                                       ----              ----              ----              ----

EBITDA From Continuing Operations*                   $ 42,116          $ 36,236          $116,723          $ 99,176

Net Interest Expense                                     (687)              (61)           (1,303)             (908)

Income Tax Provision                                  (13,831)          (12,836)          (38,778)          (34,162)

Net Decrease (Increase) in Working
   Capital and Other Assets                             2,526           (25,021)          (17,479)          (45,120)
                                                     --------          --------          --------          --------

Net Cash Provided By Continuing
   Operations                                        $ 30,124          $ (1,682)         $ 59,163          $ 18,986
                                                     ========          ========          ========          ========


* Earnings before interest, income taxes, depreciation and amortization (EBITDA) is, in the opinion of Company management, a valuable analytical tool useful by both the Company and the investment community in determining financial performance relative to the Company's historical results of operations, as well as those of its peers. EBITDA is a non-GAAP financial measure.

                                              ENGINEERED SUPPORT SYSTEMS, INC.
                                        CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                         (UNAUDITED)

                                                    THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                          JULY 31                                 JULY 31
                                                   ---------------------                  ----------------------
                                                     2005         2004       % CHANGE       2005          2004      % CHANGE
                                                     ----         ----       --------       ----          ----      --------

Net revenues                                       $258,735     $221,991       16.6%      $756,036      $627,257      20.5%
Cost of revenues                                    195,285      165,175       18.2%       574,718       470,745      22.1%
                                                   --------     --------                  --------      --------
Gross profit                                         63,450       56,816       11.7%       181,318       156,512      15.8%
Selling, general and administrative expense          26,362       22,133       19.1%        77,983        65,519      19.0%
Restructuring expense (income)                            -           (5)                        -            61
Gain (loss) on sale of assets                            (6)      (1,285)                       14        (1,290)
                                                   --------     --------                  --------      --------
Operating income from continuing operations          37,082       33,403       11.0%       103,349        89,642      15.3%
Net interest expense                                    687           61                     1,303           908      43.5%
                                                   --------     --------                  --------      --------
Income from continuing operations                    36,395       33,342        9.2%       102,046        88,734      15.0%
Income tax provision                                 13,831       12,836        7.8%        38,778        34,162      13.5%
                                                   --------     --------                  --------      --------
Net income from continuing operations                22,564       20,506       10.0%        63,268        54,572      15.9%

Discontinued operations:
  Estimated loss on disposal,
   net of income tax                                      -            -                     1,048             -
                                                   --------     --------                  --------      --------
  Net income                                       $ 22,564     $ 20,506       10.0%      $ 62,220      $ 54,572      14.0%
                                                   ========     ========                  ========      ========

Basic earnings per share (1):
  Continuing operations                            $   0.54     $   0.52        3.8%      $   1.54      $   1.41       9.2%
  Discontinued operations                                 -            -                     (0.03)            -
                                                   --------     --------                  --------      --------
  Total                                            $   0.54     $   0.52        3.8%      $   1.51      $   1.41       7.1%
                                                   ========     ========                  ========      ========

Diluted earnings per share (1):
  Continuing operations                            $   0.52     $   0.49        6.1%      $   1.47      $   1.31      12.2%
  Discontinued operations                                 -            -                     (0.03)            -
                                                   --------     --------                  --------      --------
  Total                                            $   0.52     $   0.49        6.1%      $   1.44      $   1.31       9.9%
                                                   ========     ========                  ========      ========

Weighted average common shares
 outstanding (1):
  Basic                                              41,717       39,518        5.6%        41,161        38,666       6.5%
                                                   ========     ========                  ========      ========
  Diluted                                            43,379       42,099        3.0%        43,068        41,729       3.2%
                                                   ========     ========                  ========      ========

(1) All share and per share amounts have been adjusted to reflect a 3-for-2 stock split as of April 15, 2005.


                                               ENGINEERED SUPPORT SYSTEMS, INC.
                                                  BUSINESS SEGMENT RESULTS
                                                       (IN THOUSANDS)

                                                    THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                          JULY 31                                 JULY 31
                                                   ---------------------                  ----------------------
                                                     2005         2004       % CHANGE       2005          2004       % CHANGE
                                                     ----         ----       --------       ----          ----       --------
                                                        (UNAUDITED)                             (UNAUDITED)

Net Revenues:
   Support Systems                                 $133,016     $134,907       (1.4)%     $379,593      $376,735        0.8%

   Support Services                                 154,843      102,559       51.0%       439,876       293,999       49.6%

   Intersegment Revenues                            (29,124)     (15,475)                  (63,433)      (43,477)
                                                   --------     --------                  --------      --------

      Total                                        $258,735     $221,991       16.6%      $756,036      $627,257       20.5%
                                                   ========     ========                  ========      ========


Operating Income from Continuing Operations:

   Support Systems                                 $ 21,440     $ 24,317      (11.8)%     $ 66,906      $ 71,634       (6.6)%

   Support Services                                  15,642        9,086       72.2%        36,443        18,008      102.4%
                                                   --------     --------                  --------      --------

                                                     37,082       33,403       11.0%       103,349        89,642       15.3%

Net Interest Expense                                    687           61                     1,303           908       43.5%
                                                   --------     --------                  --------      --------

Income from Continuing Operations
 before Income Taxes                               $ 36,395     $ 33,342        9.2%      $102,046      $ 88,734       15.0%
                                                   ========     ========                  ========      ========

                                    ENGINEERED SUPPORT SYSTEMS, INC.
                                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                              (IN THOUSANDS)

                                                                          JULY 31               OCTOBER 31
                                                                           2005                    2004
                                                                           ----                    ----
                                                                        (UNAUDITED)

ASSETS
CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                                             $   12,027              $   33,153
  ACCOUNTS RECEIVABLE                                                      155,036                 139,191
  CONTRACTS IN PROCESS AND INVENTORIES                                      80,271                  61,009
  DEFERRED INCOME TAXES                                                      6,921                   6,921
  OTHER CURRENT ASSETS                                                       6,691                   2,846
                                                                        ----------              ----------
          TOTAL CURRENT ASSETS                                             260,946                 243,120

PROPERTY, PLANT AND EQUIPMENT                                               52,719                  46,946
GOODWILL                                                                   324,960                 167,358
ACQUIRED CUSTOMER-RELATED INTANGIBLES                                       54,699                  38,314
OTHER ASSETS                                                                15,539                  15,396
                                                                        ----------              ----------
          TOTAL ASSETS                                                  $  708,863              $  511,134
                                                                        ==========              ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  NOTES PAYABLE                                                         $   86,000              $
  CURRENT MATURITIES OF LONG-TERM DEBT                                         313                     340
  ACCOUNTS PAYABLE                                                          63,416                  71,796
  OTHER CURRENT LIABILITIES                                                 67,186                  58,936
                                                                        ----------              ----------
          TOTAL CURRENT LIABILITIES                                        216,915                 131,072

LONG-TERM DEBT                                                               1,946                     781
OTHER LIABILITIES                                                           42,456                  42,325
SHAREHOLDERS' EQUITY                                                       447,546                 336,956
                                                                        ----------              ----------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                    $  708,863              $  511,134
                                                                        ==========              ==========





FUNDED BACKLOG OF ORDERS                                                $  612,753              $  588,061

OPTIONS ON EXISTING ORDERS                                               1,655,459                 849,157
                                                                        ----------              ----------
                                                                         2,268,212              $1,437,218
                                                                        ==========              ==========

                                  * * * *